UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ROCKY MOUNTAIN CHOCOLATE FACTORY DETERMINES THAT A SETTLEMENT INVOLVING MARY BRADLEY JOINING ITS BOARD IS NOT IN THE BEST INTERESTS OF THE COMPANY OR ITS STOCKHOLDERS

company remains open to negotiating a settlement

with the AB value and bradley radoff group

DURANGO, CO / ACCESSWIRE / August 1, 2022 / Rocky Mountain Chocolate Factory, Inc. (NASDAQ:RMCF) (the "Company" or "RMCF"), an international franchiser and manufacturer of gourmet chocolates and other confectionary products, remains willing to negotiate a good faith settlement offer with the AB Value and Bradley Radoff group (“AB Value”), but has determined that the election of Mary Bradley to the Board of Directors is not in the best interests of the Company or its stockholders due to her lack of experience in retail franchise operations and corporate governance.  In addition, the Board only learned today during the interview that she has a previously undisclosed, material change in her professional status.  The AB Value and Bradley Radoff group has not provided an update to the Company regarding her status change.

As previously reported, on July 9, 2022, the Board proposed to AB Value a settlement offer, contingent upon, among other items, an interview with Ms. Bradley.  That interview occurred today.

While Ms. Bradley has an admirable employment history and other attributes, her lack of experience with and understanding of the challenges of franchise retailing, combined with her absence of corporate governance experience, does not make her a suitable candidate. As such, the Board has determined a settlement with AB Value cannot include the election of Ms. Bradley to the Board.

The Board believes that in order for RMCF to be successful and based on the current Board composition, any new director should have significant demonstrated experience and a deep understanding of franchise systems and the core needs of franchise owner/operators, as well as prior corporate governance experience.

The Board is hopeful a settlement of the proxy fight remains possible and is open to receiving a good faith proposal from AB Value.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc., headquartered in Durango, Colorado, is an international franchiser of gourmet chocolate, confection and self-serve frozen yogurt stores and a manufacturer of an extensive line of premium chocolates and other confectionery products. The Company, its subsidiaries and its franchisees and licensees operate more than 325 Rocky Mountain Chocolate Factory and self-serve frozen yogurt stores across the United States, South Korea, Qatar, the Republic of Panama, and The Republic of the Philippines. The Company's common stock is listed on the Nasdaq Global Market under the symbol "RMCF."

Important Additional Information and Where to Find It

In connection with the 2022 Annual Meeting of Stockholders, RMCF has filed its definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card with the Securities and Exchange Commission (the "SEC") on July 5, 2022, as supplemented by the Supplement to Proxy Statement filed with the SEC on July 7, 2022 (collectively, the “Proxy Statement”) in connection with the solicitation of proxies from stockholders for the 2022 Annual Meeting. RMCF STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. This communication is not a substitute for the Proxy Statement or any other document that may be filed by RMCF with the SEC. Investors and stockholders may obtain a copy of the Proxy Statement, an accompanying WHITE proxy card, any amendments or supplements to the Proxy Statement and other documents filed by RMCF with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” section of the of RMCF’s Investor Relations website at www.rmcf.com/Investor-Relations.aspx or by contacting RMCF’ s Investor Relations department at (970) 259-0554, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. In addition, the documents may be obtained free of charge by directing a request by mail to: Rocky Mountain Chocolate Factory, Inc., 265 Turner Drive, Durango, Colorado 81303, Attn: Secretary.

Certain Information Regarding Participants in the Solicitation

RMCF, its directors and certain of its executive officers are participants in the solicitation of proxies from RMCF stockholders in connection with matters to be considered at the Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise in RMCF, of RMCF’s directors and executive officers, is included in RMCF’s Annual Report on Form 10-K for the fiscal year ended February 28, 2022, filed with the SEC on May 27, 2022, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on June 28, 2022 (the “Annual Report”), and in the Proxy Statement. Changes to the direct or indirect interests of RMCF’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 and Annual Statements of Changes in Beneficial Ownership on Form 5. These documents are available free of charge as described above.

Forward-Looking Statements

This communication includes statements of RMCF’s expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements involve various risks and uncertainties. The statements, other than statements of historical fact, included in this communication are forward-looking statements. Many of the forward-looking statements contained in this presentation may be identified by the use of forward-looking words such as “will,” “intend,” “believe,” “expect,” “anticipate,” “should,” “plan,” “estimate,” “potential,” “prospects,” “build” or similar expressions. For a detailed discussion of the risks and uncertainties that may cause RMCF’s actual results to differ from the forward-looking statements, please see the section entitled “Risk Factors” contained in Item 1A. of the Annual Report. These forward-looking statements apply only as of the date hereof. As such they should not be unduly relied upon for more current circumstances. Except as required by law, RMCF undertakes no obligation to release publicly any revisions to these forward-looking statements that might reflect events or circumstances occurring after the date of this presentation or those that might reflect the occurrence of unanticipated events.